UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2023

THERMOGENESIS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-82900	94-3018487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California	95742
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 858-5100

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	THMO	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 14, 2023, the Board of Directors (the “Board of Directors”) of ThermoGenesis Holdings, Inc. (the “Company”) increased the size of the Board of Directors from five to seven directors and approved the appointment of Biao Xi, Ph.D. and James Xu, Esq., DBA, PsyD., CPA to the Board of Directors. Dr. Xi and Dr. Xu were nominated for appointment as directors by Boyalife Asset Holding II, Inc., pursuant to the First Amended and Restated Nomination and Voting Agreement, dated April 16, 2018, which is filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 18, 2018. The nomination was unanimously approved by the Board of Directors.

Since March 2022, Dr. Xi has served as Chief Scientific Officer, Co-founder, and member of the Board of Miracure Biotechnology, a San Diego based, early-stage drug discovery company developing new drug candidates for oncology and immunology applications. From 2018 to 2021, Dr. Xi served as Chief Executive Officer at ImmunePoint Inc. and Vice President of Translational Study at Theragene Pharmaceuticals. From 2006 to 2018, he was Chief Scientist for China at ACEA Biosciences, an Agilent company. Dr. Xi was a Research Assistant Professor at Albert Einstein College of Medicine from 1999 through 2006. He earned a master’s degree from the Chinese Academy of Sciences and a Ph.D from Zhejiang University in China.

Dr. Xu is a practicing attorney and licensed CPA in the State of Illinois. He is also a Patent Lawyer licensed by United States Patent and Trademark Office and has been practicing patent, corporate and tax law for more than 25 years. Previously, from November 2016 to December 2019, Dr. Xu served as a member of ThermoGenesis Holdings, Inc.’s Board of Directors. Dr. Xu received a Master of Science in Electrical Engineering and an MBA from the University of Mississippi, J.D. and LLM degrees in Taxation from DePaul Law School, an LLM in Intellectual Property Law and LLM in Information Technologies from John Marshall Law School, a Psy.D. from California Southern University, and a DBA from University of Missouri-St. Louis.

Except as described above, there are no arrangements or understandings between either Dr. Xu or Dr. Xi and any other person pursuant to which he was selected as a director of the Company, nor are there any transactions in which Dr. Xu or Dr. Xi has an interest that would be reportable under Item 404(a) of Regulation S-K.

As non-employee independent directors, Dr. Xu and Dr. Xi will be compensated in accordance with the Company’s compensation policies for non-employee directors, which are described in the Company’s proxy statements filed with the Securities and Exchange Commission.

* * *

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements.  Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties.  Such statements are based on the Company’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various risks and uncertainties. Investors should refer to the risks detailed from time to time in the reports the Company files with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS HOLDINGS, INC.

Dated: July 19, 2023	/s/ Jeffery Cauble
Jeffery Cauble Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)